UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

March 8, 2007

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

162 5th Avenue Suite 900 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2007, the Board of Directors of the Company appointed Brian Corvese to serve as a new member of the Board of Directors, effective immediately. He will serve as a Class I Director, subject to his earlier resignation or removal, until the 2007 annual meeting of the Company’s stockholders, which is expected to be held on June 6, 2007, and the election and qualification of his successor. Mr. Corvese will serve on the Audit and Finance Committee. In addition, effective March 8, 2007, Timothy Wright will serve on the Compensation and Corporate Governance and Nominating Committees and Peter Thornton will serve on the Research and Development Committee.

In accordance with the Company’s Director Compensation Policy (the “Policy”), on March 8, 2007, Mr. Corvese received a grant of a non-qualified stock option to purchase 25,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in connection with his initial appointment as a director. Also under the Policy, for service as a director, he shall receive an annual cash retainer of $34,000, paid quarterly in arrears as of the last day of each calendar quarter; and an annual grant of a non-qualified stock option to purchase 15,000 shares of Common Stock, which shall generally be made at each annual meeting of the Board of Directors following the Company’s annual meeting of stockholders.

The options described above shall (i) vest annually over three years commencing on the date of grant, subject to continued service on the Board, as applicable; provided that any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his term, (ii) have an exercise price equal to the fair market value of the Common Stock as determined in the Company’s 1999 Equity Incentive Plan, as amended, and (iii) contain the terms and conditions set forth in the form of non-qualified stock option agreement previously approved by the Compensation Committee.

The Company’s press release announcing the appointment of Mr. Corvese and providing biographical information is attached hereto as Exhibit 99.1.

Recently appointed Board members, Peter Thornton, Timothy R. Wright, and Brian Corvese will run for re-election at the 2007 annual meeting of the Company’s stockholders.

Noubar Afeyan, Frank V. AtLee III, and Pramod Srivastava will retire from the Board of Directors at the end of their current terms. Each of Noubar Afeyan, Frank V. AtLee III, and Pramod Srivastava will continue to serve as directors through the Company’s 2007 annual meeting of the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

99.1	Press Release dated March 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: March 14, 2006	By:	/s/ Garo H. Armen
Garo H. Armen, Ph.D.
Chairman and Chief Executive Officer